Sent via Electronic Delivery to:nancy@1stpeoplesbank.com

March 30, 2011

Ms. Nancy E. Aumack
Chief Financial Officer
FPB Bancorp Inc.
1301 S.E. Port St. Lucie Boulevard
Port St. Lucie, Florida 34952

Re:  FPB Bancorp Inc. (the “Company”)
Nasdaq Security: Common Stock
Nasdaq Symbol: FPBI

Dear Ms. Aumack:

As we discussed, our Listing Rules (the “Rules”) require listed securities to maintain a minimum Market Value of Publicly Held Shares (MVPHS) of $1,000,000.1 Based upon our review of the Company’s MVPHS for the last 30 consecutive business days, the Company no longer meets this requirement.2 Consequently, a deficiency exists with regard to the Rule. However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance. The following table summarizes the critical dates and information as related to this matter.

Period below $1,000,000 MVPHS	Expiration of 180 calendar day compliance period	Public Announcement Due Date	Relevant Listing Rules
February 14, 2011 – March 28, 2011	September 26, 2011	April 5, 2011	5550(a)(5) – MVPHS 5810(c)(3)(D) – compliance period 5810(b) – public disclosure 5505 – Capital Market criteria

If at anytime during this compliance period the Company’s MVPHS closes at $1,000,000 or more for a minimum of ten consecutive business days, we will provide you written confirmation of compliance and this matter will be closed.

In the event the Company does not regain compliance with the Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting.3

________________________
1 Staff calculates MVPHS based upon the most recent publicly held shares information, multiplied by the closing bid price.
2 For online access to all Nasdaq Rules, please see “Nasdaq Reference Links,” included with this letter.
3 At that time, the Company may appeal the delisting determination to a Hearings Panel.

Ms. Nancy E. Aumack
March 30, 2011

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.4  The Company must also submit the announcement to Nasdaq’s MarketWatch Department.5  If the announcement is publicly released during Nasdaq market hours (7:00 am – 8:00 pm Eastern Time), you must notify MarketWatch at least 10 minutes prior to its public release. If the public announcement is made outside of Nasdaq market hours, the Company must notify MarketWatch of the announcement prior to 6:50 a.m. Eastern Time. For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.6

Finally, an indicator will be displayed with quotation information related to the Company’s securities on NASDAQ.com and NASDAQTrader.com and may be displayed by other third party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the basis for such non-compliance is posted on our website at https://listingcenter.nasdaqomx.com.  The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please do not hesitate to contact me at +1 301 978 8052.

Sincerely,
Moira Keith
Associate Director
Nasdaq Listing Qualifications

________________________
4 Listing Rule 5810(b).
5  The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission   system available at www.NASDAQ.net.
6 Listing IM-5810-1.

NASDAQ REFERENCE LINKS

Topic	Description
NASDAQ Listing Rules	All initial and continued listing rules
Corporate Governance	Independent directors, committee requirements and shareholder approval
Fees	FAQ's Listing Fees
Frequently Asked Questions (FAQ's)	Topics related to initial and continued listing
Hearing Requests & Process	Discussion of the Nasdaq Hearings process
Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

Access to all Nasdaq listing information and forms can be accessed at the following:
https://listingcenter.nasdaqomx.com/Home.aspx

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Phone: +1 212 318 2000
Business Wire	www.businesswire.com	Toll free: +1 800 227 0845 Phone: +1 415 986 4422
Dow Jones News Wire	www.dowjones.com	Toll free: +1 800 223 2274 Phone: +1 212 416 2400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: +1 800 307 6627 Phone: +1 310 642 6930
MarketWire	www.marketwire.com	Toll free: +1 800 774 9473 Phone: +1 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: +1 800 776 8090 Phone: +1 201 360 6700
Reuters	www.thomsonreuters.com	Phone: +1 646 223 4000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s)____________ .